CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$14,000,000	$998.20

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated September 14, 2009)
December 28, 2009

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: December 31, 2009

•	Initial valuation date: December 28, 2009‡‡

•	Final valuation date: December 27, 2010‡‡

•	Maturity date: December 30, 2010‡‡‡

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*:1.05%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

‡‡	If such day is not a scheduled trading day, then the initial valuation date or the final valuation date, as applicable, will be the next succeeding scheduled trading day.
‡‡‡

If the final valuation date is postponed because it is not a scheduled trading day, then the maturity date will be postponed so that the number of business days between the final valuation date (as postponed) and the maturity date (as postponed) remains the same.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Alcoa Inc.	$16.10	PS-8	AA	$1,500,000	11.75%	70.0%	99.40%	$1,491,000	0.60%	$9,000	E-3966	06740JCR9/ US06740JCR95
American Express Company	$41.05	PS-10	AXP	$1,000,000	10.75%	75.0%	99.40%	$994,000	0.60%	$6,000	E-3967	06740JCS7/ US06740JCS78
Carpenter Technology Corporation	$27.45	PS-12	CRS	$1,000,000	12.50%	65.0%	99.40%	$994,000	0.60%	$6,000	E-3968	06740JCT5/ US06740JCT51
Emerson Electric Co.	$43.36	PS-14	EMR	$1,000,000	8.00%	80.0%	99.40%	$994,000	0.60%	$6,000	E-3969	06740JCU2/ US06740JCU25
Flowserve Corporation	$97.16	PS-16	FLS	$1,000,000	10.00%	70.0%	99.40%	$994,000	0.60%	$6,000	E-3970	06740JCV0/ US06740JCV08
JPMorgan Chase & Co.	$41.72	PS-18	JPM	$1,500,000	9.75%	75.0%	99.40%	$1,491,000	0.60%	$9,000	E-3971	06740JCW8/ US06740JCW80
MetLife, Inc.	$35.09	PS-20	MET	$1,500,000	12.25%	70.0%	99.40%	$1,491,000	0.60%	$9,000	E-3972	06740JCX6/ US06740JCX63
Northern Trust Corporation	$52.34	PS-22	NTRS	$1,000,000	9.25%	80.0%	99.40%	$994,000	0.60%	$6,000	E-3973	06740JCY4/ US06740JCY47
Simon Property Group, Inc.	$83.04	PS-24	SPG	$1,000,000	11.00%	65.0%	99.40%	$994,000	0.60%	$6,000	E-3974	06740JCZ1/ US06740JCZ12
T. Rowe Price Group	$53.62	PS-26	TROW	$1,000,000	10.00%	75.0%	99.40%	$994,000	0.60%	$6,000	E-3975	06740JDA5/ US06740JDA51
Tupperware Brands Corporation	$47.27	PS-28	TUP	$1,500,000	11.00%	75.0%	99.40%	$1,491,000	0.60%	$9,000	E-3976	06740JDC1/ US06740JDC18
U.S. Bancorp	$22.47	PS-30	USB	$1,000,000	9.00%	75.0%	99.40%	$994,000	0.60%	$6,000	E-3977	06740JDB3/ US06740JDB35

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 0.60% of the principal amount of the notes, or $6 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated September 14, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509190954/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations is very strong. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The ratings mentioned in this paragraph are a statement of opinion and not a statement of fact and are subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

Alcoa Inc.

According to publicly available information, Alcoa Inc. (the “Company”) is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in technology, mining, refining, smelting, fabricating, and recycling. Aluminum and alumina represent approximately three-fourths of the Company’s revenues. Non-aluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications.

The Company is global, operating in 35 countries. North America is the largest market with 54% of the Company’s revenues. Europe is also a significant market with 26% of the company’s revenues. The Company’s operations consist of five worldwide segments: Alumina, Primary Metals, Flat-Rolled Products, Engineered Solutions, and Packaging and Consumer.

The linked share’s SEC file number is 01-03610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$38.92	$26.29	$38.00
March 31, 2004	$39.20	$32.63	$34.69
June 30, 2004	$36.56	$28.53	$33.03
September 30, 2004	$33.68	$29.51	$33.59
December 31, 2004	$34.98	$30.65	$31.42
March 31, 2005	$32.29	$28.30	$30.39
June 30, 2005	$31.79	$25.92	$26.13
September 30, 2005	$29.98	$23.99	$24.42
December 30, 2005	$29.84	$22.29	$29.57
March 31, 2006	$32.19	$28.39	$30.56
June 30, 2006	$36.96	$28.55	$32.36
September 29, 2006	$34.00	$26.60	$28.04
December 29, 2006	$31.30	$26.39	$30.01
March 30, 2007	$36.05	$28.09	$33.90
June 29, 2007	$42.90	$33.63	$40.53
September 28, 2007	$48.77	$30.25	$39.12
December 31, 2007	$40.70	$33.22	$36.55
March 31, 2008	$39.67	$26.69	$36.06
June 30, 2008	$44.76	$33.65	$35.62
September 30, 2008	$35.66	$21.03	$22.58
December 31, 2008	$22.30	$6.82	$11.26
March 31, 2009	$12.44	$4.98	$7.34
June 30, 2009	$12.38	$7.04	$10.33
September 30, 2009	$14.84	$8.96	$13.12
December 28, 2009*	$16.51	$11.89	$16.10

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 28, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AA

Initial price: $16.10

Protection level: 70.00%

Protection price: $11.27

Physical delivery amount: 62 ($1,000/Initial price)

Fractional shares: 0.111801

Coupon: 11.75% per annum

Maturity: December 30, 2010

Dividend yield: 1.61% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.75%		101.61%
+ 90%	11.75%		91.61%
+ 80%	11.75%		81.61%
+ 70%	11.75%		71.61%
+ 60%	11.75%		61.61%
+ 50%	11.75%		51.61%
+ 40%	11.75%		41.61%
+ 30%	11.75%		31.61%
+ 20%	11.75%		21.61%
+ 10%	11.75%		11.61%
+ 5%	11.75%		6.61%

0%	11.75%		1.61%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.75%	6.75%	-3.39%
- 10%	11.75%	1.75%	-8.39%
- 20%	11.75%	-8.25%	-18.39%
- 30%	11.75%	-18.25%	-28.39%
- 40%	N/A	-28.25%	-38.39%
- 50%	N/A	-38.25%	-48.39%
- 60%	N/A	-48.25%	-58.39%
- 70%	N/A	-58.25%	-68.39%
- 80%	N/A	-68.25%	-78.39%
- 90%	N/A	-78.25%	-88.39%
- 100%	N/A	-88.25%	-98.39%

American Express Company

According to publicly available information, American Express Company (the “Company”) together with its consolidated subsidiaries, is a leading global payments, network and travel company that offers its products and services throughout the world as of December 31, 2008. The Company was founded in 1850 as a joint stock association and was incorporated in 1965 as a New York corporation. The Company’s headquarters are located in New York, New York in lower Manhattan. The Company also has offices in other locations in North America, as well as throughout the world.

The linked share’s SEC file number is 001-07657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$42.97	$38.10	$42.22
March 31, 2004	$47.23	$41.52	$45.39
June 30, 2004	$46.22	$41.43	$44.98
September 30, 2004	$45.30	$41.75	$45.05
December 31, 2004	$49.94	$44.53	$49.34
March 31, 2005	$50.77	$43.78	$44.97
June 30, 2005	$48.41	$43.34	$46.59
September 30, 2005	$52.06	$45.78	$50.28
December 30, 2005	$53.05	$46.60	$51.46
March 31, 2006	$55.00	$51.05	$52.55
June 30, 2006	$54.90	$50.92	$53.22
September 29, 2006	$56.19	$49.75	$56.08
December 29, 2006	$62.50	$55.00	$60.67
March 30, 2007	$61.00	$53.91	$56.40
June 29, 2007	$65.24	$55.34	$61.18
September 28, 2007	$65.89	$55.50	$59.37
December 31, 2007	$63.63	$50.37	$52.02
March 31, 2008	$52.32	$39.50	$43.72
June 30, 2008	$52.63	$37.61	$37.67
September 30, 2008	$42.50	$31.71	$35.43
December 31, 2008	$35.80	$16.55	$18.55
March 31, 2009	$21.38	$9.71	$13.63
June 30, 2009	$28.45	$13.18	$23.24
September 30, 2009	$36.50	$22.00	$33.90
December 28, 2009*	$42.25	$31.69	$41.05

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 28, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AXP

Initial price: $41.05

Protection level: 75.00%

Protection price: $30.79

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.360536

Coupon: 10.75% per annum

Maturity: December 30, 2010

Dividend yield: 1.75% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.75%		101.75%
+ 90%	10.75%		91.75%
+ 80%	10.75%		81.75%
+ 70%	10.75%		71.75%
+ 60%	10.75%		61.75%
+ 50%	10.75%		51.75%
+ 40%	10.75%		41.75%
+ 30%	10.75%		31.75%
+ 20%	10.75%		21.75%
+ 10%	10.75%		11.75%
+ 5%	10.75%		6.75%

0%	10.75%		1.75%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.75%	5.75%	-3.25%
- 10%	10.75%	0.75%	-8.25%
- 20%	10.75%	-9.25%	-18.25%
- 30%	N/A	-19.25%	-28.25%
- 40%	N/A	-29.25%	-38.25%
- 50%	N/A	-39.25%	-48.25%
- 60%	N/A	-49.25%	-58.25%
- 70%	N/A	-59.25%	-68.25%
- 80%	N/A	-69.25%	-78.25%
- 90%	N/A	-79.25%	-88.25%
- 100%	N/A	-89.25%	-98.25%

Carpenter Technology Corporation

According to publicly available information, Carpenter Technology Corporation (the “Company”) is engaged in the manufacturing, fabrication, and distribution of specialty metals. As of June 30, 2009, the Company had a backlog of orders of approximately $230 million, substantially all of which is expected to be shipped within fiscal year 2010. As of June 30, 2009, the total workforce consisted of approximately 3,200 employees.

The linked share’s SEC file number is 001-05828.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$15.94	$10.72	$14.79
March 31, 2004	$17.79	$14.19	$16.44
June 30, 2004	$17.03	$12.88	$17.03
September 30, 2004	$23.91	$15.47	$23.87
December 31, 2004	$30.96	$19.18	$29.23
March 31, 2005	$35.06	$24.83	$29.71
June 30, 2005	$31.73	$25.20	$25.90
September 30, 2005	$32.76	$25.35	$29.31
December 30, 2005	$36.04	$25.59	$35.24
March 31, 2006	$49.68	$34.98	$47.26
June 30, 2006	$71.06	$46.86	$57.75
September 29, 2006	$61.27	$45.06	$53.76
December 29, 2006	$59.56	$48.84	$51.26
March 30, 2007	$62.83	$48.19	$60.38
June 29, 2007	$69.00	$59.38	$65.16
September 28, 2007	$74.98	$49.77	$65.01
December 31, 2007	$79.65	$61.82	$75.17
March 31, 2008	$75.38	$50.80	$55.97
June 30, 2008	$63.06	$41.69	$43.65
September 30, 2008	$43.10	$24.12	$25.65
December 31, 2008	$25.58	$11.72	$20.54
March 31, 2009	$24.20	$12.02	$14.12
June 30, 2009	$25.20	$13.53	$20.81
September 30, 2009	$26.29	$16.29	$23.39
December 28, 2009*	$28.20	$20.12	$27.45

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 28, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CRS

Initial price: $27.45

Protection level: 65.00%

Protection price: $17.84

Physical delivery amount: 36 ($1,000/Initial price)

Fractional shares: 0.429872

Coupon: 12.50% per annum

Maturity: December 30, 2010

Dividend yield: 2.62% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	12.50%		102.62%
+ 90%	12.50%		92.62%
+ 80%	12.50%		82.62%
+ 70%	12.50%		72.62%
+ 60%	12.50%		62.62%
+ 50%	12.50%		52.62%
+ 40%	12.50%		42.62%
+ 30%	12.50%		32.62%
+ 20%	12.50%		22.62%
+ 10%	12.50%		12.62%
+ 5%	12.50%		7.62%

0%	12.50%		2.62%

	Protection Price Ever Breached?
	NO	YES
- 5%	12.50%	7.50%	-2.38%
- 10%	12.50%	2.50%	-7.38%
- 20%	12.50%	-7.50%	-17.38%
- 30%	12.50%	-17.50%	-27.38%
- 40%	N/A	-27.50%	-37.38%
- 50%	N/A	-37.50%	-47.38%
- 60%	N/A	-47.50%	-57.38%
- 70%	N/A	-57.50%	-67.38%
- 80%	N/A	-67.50%	-77.38%
- 90%	N/A	-77.50%	-87.38%
- 100%	N/A	-87.50%	-97.38%

Emerson Electric Co.

According to publicly available information, Emerson Electric Co. (the “Company”) was incorporated in Missouri in 1890 and has grown from a regional manufacturer of electric motors and fans into a diversified global technology company. The sales of the Company by geographic destination in 2009 was United States at 45 percent, Europe at 21 percent, Asia at 21 percent and other regions at 13 percent.

The linked share’s SEC file number is 001-00278.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$32.50	$26.09	$32.38
March 31, 2004	$34.33	$29.41	$29.96
June 30, 2004	$31.87	$28.11	$31.78
September 30, 2004	$32.12	$29.29	$30.95
December 31, 2004	$35.44	$30.61	$35.05
March 31, 2005	$35.10	$31.97	$32.47
June 30, 2005	$34.31	$30.35	$31.32
September 30, 2005	$36.02	$30.74	$35.90
December 30, 2005	$38.92	$33.37	$37.35
March 31, 2006	$43.02	$36.78	$41.82
June 30, 2006	$44.15	$38.20	$41.91
September 29, 2006	$42.27	$37.96	$41.93
December 29, 2006	$44.83	$41.01	$44.09
March 30, 2007	$45.95	$41.50	$43.09
June 29, 2007	$49.55	$41.82	$46.80
September 28, 2007	$53.62	$43.18	$53.22
December 31, 2007	$59.05	$49.75	$56.66
March 31, 2008	$56.98	$46.17	$51.46
June 30, 2008	$58.72	$48.02	$49.45
September 30, 2008	$51.45	$37.74	$40.79
December 31, 2008	$40.84	$29.26	$36.61
March 31, 2009	$39.47	$24.39	$28.58
June 30, 2009	$37.35	$28.01	$32.40
September 30, 2009	$41.65	$30.34	$40.08
December 28, 2009*	$43.70	$37.45	$43.36

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 28, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EMR

Initial price: $43.36

Protection level: 80.00%

Protection price: $34.69

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.062731

Coupon: 8.00% per annum

Maturity: December 30, 2010

Dividend yield: 3.06% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		103.06%
+ 90%	8.00%		93.06%
+ 80%	8.00%		83.06%
+ 70%	8.00%		73.06%
+ 60%	8.00%		63.06%
+ 50%	8.00%		53.06%
+ 40%	8.00%		43.06%
+ 30%	8.00%		33.06%
+ 20%	8.00%		23.06%
+ 10%	8.00%		13.06%
+ 5%	8.00%		8.06%

0%	8.00%		3.06%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-1.94%
- 10%	8.00%	-2.00%	-6.94%
- 20%	8.00%	-12.00%	-16.94%
- 30%	N/A	-22.00%	-26.94%
- 40%	N/A	-32.00%	-36.94%
- 50%	N/A	-42.00%	-46.94%
- 60%	N/A	-52.00%	-56.94%
- 70%	N/A	-62.00%	-66.94%
- 80%	N/A	-72.00%	-76.94%
- 90%	N/A	-82.00%	-86.94%
- 100%	N/A	-92.00%	-96.94%

Flowserve Corporation

According to publicly available information, Flowserve Corporation (the “Company”) is a manufacturer and aftermarket service provider of comprehensive flow control systems. The Company is incorporated in New York.

As of December 31, 2008, the backlog of orders was $2.3 billion, compared with $1.8 billion as of December 31, 2007. The Company expects to ship over 86% of the December 31, 2008 backlog during 2009.

The linked share’s SEC file number is 001-13179.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$22.93	$18.95	$20.88
March 31, 2004	$22.77	$18.65	$20.95
June 30, 2004	$25.09	$19.47	$24.94
September 30, 2004	$25.35	$21.21	$24.18
December 31, 2004	$27.91	$20.40	$27.54
March 31, 2005	$27.72	$23.69	$25.87
June 30, 2005	$31.25	$25.16	$30.26
September 30, 2005	$37.78	$29.73	$36.35
December 30, 2005	$39.75	$32.75	$39.56
March 31, 2006	$58.90	$39.63	$58.34
June 30, 2006	$61.06	$48.11	$56.90
September 29, 2006	$56.40	$47.27	$50.59
December 29, 2006	$56.00	$46.60	$50.47
March 30, 2007	$58.74	$48.73	$57.19
June 29, 2007	$73.07	$57.48	$71.60
September 28, 2007	$79.70	$62.00	$76.18
December 31, 2007	$102.65	$74.86	$96.20
March 31, 2008	$112.32	$75.80	$104.38
June 30, 2008	$140.35	$103.80	$136.70
September 30, 2008	$145.45	$71.75	$88.77
December 31, 2008	$90.28	$37.18	$51.50
March 31, 2009	$61.14	$43.27	$56.12
June 30, 2009	$84.99	$54.64	$69.81
September 30, 2009	$102.42	$60.90	$98.54
December 28, 2009*	$108.85	$92.76	$97.16

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 28, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FLS

Initial price: $97.16

Protection level: 70.00%

Protection price: $68.01

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.292301

Coupon: 10.00% per annum

Maturity: December 30, 2010

Dividend yield: 1.11% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		101.11%
+ 90%	10.00%		91.11%
+ 80%	10.00%		81.11%
+ 70%	10.00%		71.11%
+ 60%	10.00%		61.11%
+ 50%	10.00%		51.11%
+ 40%	10.00%		41.11%
+ 30%	10.00%		31.11%
+ 20%	10.00%		21.11%
+ 10%	10.00%		11.11%
+ 5%	10.00%		6.11%

0%	10.00%		1.11%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-3.89%
- 10%	10.00%	0.00%	-8.89%
- 20%	10.00%	-10.00%	-18.89%
- 30%	10.00%	-20.00%	-28.89%
- 40%	N/A	-30.00%	-38.89%
- 50%	N/A	-40.00%	-48.89%
- 60%	N/A	-50.00%	-58.89%
- 70%	N/A	-60.00%	-68.89%
- 80%	N/A	-70.00%	-78.89%
- 90%	N/A	-80.00%	-88.89%
- 100%	N/A	-90.00%	-98.89%

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $2.2 trillion in assets, $166.9 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 001-05805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 28, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 31, 2008	$49.28	$36.02	$42.95
June 30, 2008	$49.75	$33.96	$34.31
September 30, 2008	$48.35	$29.25	$46.70
December 31, 2008	$50.50	$19.69	$31.53
March 31, 2009	$31.64	$14.96	$26.58
June 30, 2009	$38.94	$25.32	$34.11
September 30, 2009	$46.50	$31.59	$43.82
December 28, 2009*	$47.47	$40.19	$41.72

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 28, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $41.72

Protection level: 75.00%

Protection price: $31.29

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.969319

Coupon: 9.75% per annum

Maturity: December 30, 2010

Dividend yield: 1.27% per annum

Coupon amount per monthly: $8.13

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.75%		101.27%
+ 90%	9.75%		91.27%
+ 80%	9.75%		81.27%
+ 70%	9.75%		71.27%
+ 60%	9.75%		61.27%
+ 50%	9.75%		51.27%
+ 40%	9.75%		41.27%
+ 30%	9.75%		31.27%
+ 20%	9.75%		21.27%
+ 10%	9.75%		11.27%
+ 5%	9.75%		6.27%

0%	9.75%		1.27%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.75%	4.75%	-3.73%
- 10%	9.75%	-0.25%	-8.73%
- 20%	9.75%	-10.25%	-18.73%
- 30%	N/A	-20.25%	-28.73%
- 40%	N/A	-30.25%	-38.73%
- 50%	N/A	-40.25%	-48.73%
- 60%	N/A	-50.25%	-58.73%
- 70%	N/A	-60.25%	-68.73%
- 80%	N/A	-70.25%	-78.73%
- 90%	N/A	-80.25%	-88.73%
- 100%	N/A	-90.25%	-98.73%

MetLife, Inc.

According to publicly available information, MetLife, Inc. (the “Company”) is a Delaware corporation incorporated in 1999. As of December 31, 2008, the Company is one of the leading providers of individual insurance, employee benefits and financial services with operations throughout the United States and the regions of Latin America, Europe, and Asia Pacific. Through the Company’s subsidiaries and affiliates, they offer life insurance, annuities, automobile and homeowners insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions.

The Company is one of the largest insurance and financial services companies in the United States. The Company franchises and brand names uniquely position us to be the preeminent provider of protection and savings and investment products in the United States. In addition, the Company’s international operations are focused on markets where the demand for insurance and savings and investment products is expected to grow rapidly in the future.

The linked share’s SEC file number is 001-15787.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$34.14	$28.29	$33.67
March 31, 2004	$35.98	$32.30	$35.68
June 30, 2004	$36.70	$32.60	$35.85
September 30, 2004	$38.91	$33.65	$38.65
December 31, 2004	$41.27	$32.99	$40.51
March 31, 2005	$41.80	$38.29	$39.10
June 30, 2005	$45.83	$37.29	$44.94
September 30, 2005	$50.25	$44.97	$49.83
December 30, 2005	$52.57	$46.40	$49.00
March 31, 2006	$52.07	$48.14	$48.37
June 30, 2006	$53.48	$48.00	$51.21
September 29, 2006	$57.80	$49.33	$56.68
December 29, 2006	$59.86	$56.08	$59.01
March 30, 2007	$66.25	$58.74	$63.15
June 29, 2007	$69.35	$62.80	$64.48
September 28, 2007	$70.27	$58.49	$69.73
December 31, 2007	$71.23	$59.73	$61.62
March 31, 2008	$62.53	$52.46	$60.26
June 30, 2008	$63.60	$52.61	$52.77
September 30, 2008	$65.45	$43.75	$56.00
December 31, 2008	$53.49	$15.73	$34.86
March 31, 2009	$37.38	$11.37	$22.77
June 30, 2009	$35.52	$21.27	$30.01
September 30, 2009	$41.45	$26.03	$38.07
December 28, 2009*	$38.75	$32.16	$35.09

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 28, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MET

Initial price: $35.09

Protection level: 70.00%

Protection price: $24.56

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.498148

Coupon: 12.25% per annum

Maturity: December 30, 2010

Dividend yield: 2.11% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	12.25%		102.11%
+ 90%	12.25%		92.11%
+ 80%	12.25%		82.11%
+ 70%	12.25%		72.11%
+ 60%	12.25%		62.11%
+ 50%	12.25%		52.11%
+ 40%	12.25%		42.11%
+ 30%	12.25%		32.11%
+ 20%	12.25%		22.11%
+ 10%	12.25%		12.11%
+ 5%	12.25%		7.11%

0%	12.25%		2.11%

	Protection Price Ever Breached?
	NO	YES
- 5%	12.25%	7.25%	-2.89%
- 10%	12.25%	2.25%	-7.89%
- 20%	12.25%	-7.75%	-17.89%
- 30%	12.25%	-17.75%	-27.89%
- 40%	N/A	-27.75%	-37.89%
- 50%	N/A	-37.75%	-47.89%
- 60%	N/A	-47.75%	-57.89%
- 70%	N/A	-57.75%	-67.89%
- 80%	N/A	-67.75%	-77.89%
- 90%	N/A	-77.75%	-87.89%
- 100%	N/A	-87.75%	-97.89%

Northern Trust Corporation

According to publicly available information, Northern Trust Corporation (the “Company”) operates as the holding company for The Northern Trust Company that provides a range of banking and financial services to large and mid-sized corporations and financial institutions in the United States and internationally. It generates various deposit products, including demand and other noninterest bearing, savings, money market, savings certificates, and time deposit accounts. The Company provides asset servicing, asset management, and related services to corporate and public retirement funds, foundations, endowments, fund managers, insurance companies, and government funds, as well as offers foreign exchange services. In addition, the Company offers personal trust, investment management, custody, and philanthropic services; financial consulting; guardianship and estate administration; qualified retirement plans; and private banking services focusing on high net worth individuals and families, business owners, executives, professionals, retirees, and established privately-held businesses. It also provides brokerage, securities lending, transition management, and related services. The Company was founded in 1889 and is based in Chicago, Illinois.

The linked share’s SEC file number is 0-5965.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$48.75	$42.30	$46.42
March 31, 2004	$51.35	$45.19	$46.59
June 30, 2004	$48.02	$39.65	$42.28
September 30, 2004	$43.41	$38.40	$40.80
December 31, 2004	$49.42	$38.55	$48.58
March 31, 2005	$49.05	$41.60	$43.44
June 30, 2005	$47.47	$42.64	$45.59
September 30, 2005	$51.53	$45.66	$50.55
December 30, 2005	$55.00	$48.39	$51.82
March 31, 2006	$54.10	$49.12	$52.50
June 30, 2006	$60.44	$51.53	$55.30
September 29, 2006	$58.80	$52.62	$58.43
December 29, 2006	$61.40	$56.00	$60.69
March 30, 2007	$63.49	$56.52	$60.14
June 29, 2007	$66.15	$59.37	$64.24
September 28, 2007	$68.64	$58.73	$66.27
December 31, 2007	$83.15	$66.10	$76.58
March 31, 2008	$77.13	$62.54	$66.47
June 30, 2008	$78.00	$64.90	$68.57
September 30, 2008	$88.92	$47.89	$72.20
December 31, 2008	$74.33	$33.88	$52.14
March 31, 2009	$65.64	$43.36	$59.82
June 30, 2009	$66.06	$49.80	$53.68
September 30, 2009	$62.33	$52.04	$58.16
December 28, 2009*	$60.84	$46.72	$52.34

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 28, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NTRS

Initial price: $52.34

Protection level: 80.00%

Protection price: $41.87

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.105846

Coupon: 9.25% per annum

Maturity: December 30, 2010

Dividend yield: 2.14% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		102.14%
+ 90%	9.25%		92.14%
+ 80%	9.25%		82.14%
+ 70%	9.25%		72.14%
+ 60%	9.25%		62.14%
+ 50%	9.25%		52.14%
+ 40%	9.25%		42.14%
+ 30%	9.25%		32.14%
+ 20%	9.25%		22.14%
+ 10%	9.25%		12.14%
+ 5%	9.25%		7.14%

0%	9.25%		2.14%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-2.86%
- 10%	9.25%	-0.75%	-7.86%
- 20%	9.25%	-10.75%	-17.86%
- 30%	N/A	-20.75%	-27.86%
- 40%	N/A	-30.75%	-37.86%
- 50%	N/A	-40.75%	-47.86%
- 60%	N/A	-50.75%	-57.86%
- 70%	N/A	-60.75%	-67.86%
- 80%	N/A	-70.75%	-77.86%
- 90%	N/A	-80.75%	-87.86%
- 100%	N/A	-90.75%	-97.86%

Simon Property Group, Inc.

According to publicly available information, Simon Property Group, Inc., a real estate investment trust (REIT), engages in the ownership, development, and management of retail real estate properties. Its real estate properties consist primarily of regional malls, Premium Outlet centers, The Mills, and community/lifestyle centers. As of December 31, 2007, the company owned or held an interest in 320 income-producing properties in the United States, which consisted of 168 regional malls, 38 Premium Outlet centers, 67 community/lifestyle centers, 37 properties acquired in the Mills acquisition, and 10 other shopping centers or outlet centers in 41 states and Puerto Rico. The company also owns interests in 4 parcels of land held for future development in the United States; 51 European shopping centers located in France, Italy, and Poland; 6 Premium Outlet centers in Japan; 1 Premium Outlet center in Mexico; and 1 Premium Outlet center in South Korea. Simon Property Group, through a joint venture arrangement, owns a 32.5% interest in five shopping centers, which are under development in China. As a REIT, the company would not be subject to federal tax to the extent that it distributes at least 90% of its taxable income to its shareholders. Simon Property Group was founded in 1960 and is headquartered in Indianapolis, Indiana.

The linked share’s SEC file number is 1-14469.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$46.34	$41.61	$44.25
March 31, 2004	$55.97	$43.83	$55.80
June 30, 2004	$56.18	$42.39	$49.10
September 30, 2004	$54.20	$46.46	$51.21
December 31, 2004	$62.90	$51.04	$61.75
March 31, 2005	$62.64	$55.66	$57.85
June 30, 2005	$70.72	$56.62	$69.22
September 30, 2005	$77.32	$67.42	$70.78
December 30, 2005	$76.38	$62.78	$73.17
March 31, 2006	$84.49	$72.77	$80.34
June 30, 2006	$81.05	$72.71	$79.20
September 29, 2006	$88.18	$77.53	$86.53
December 29, 2006	$99.39	$85.70	$96.72
March 30, 2007	$118.37	$94.06	$106.23
June 29, 2007	$112.92	$87.01	$88.84
September 28, 2007	$98.35	$78.87	$95.49
December 31, 2007	$104.08	$81.63	$82.94
March 31, 2008	$92.31	$71.44	$88.72
June 30, 2008	$101.30	$85.21	$85.84
September 30, 2008	$100.26	$76.32	$92.62
December 31, 2008	$90.88	$32.27	$50.73
March 31, 2009	$51.77	$23.74	$33.87
June 30, 2009	$56.68	$31.83	$50.74
September 30, 2009	$75.50	$44.40	$68.99
December 28, 2009*	$83.81	$63.79	$83.04

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 28, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPG

Initial price: $83.04

Protection level: 65.00%

Protection price: $53.98

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.042389

Coupon: 11.00% per annum

Maturity: December 30, 2010

Dividend yield: 0.53% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.00%		100.53%
+ 90%	11.00%		90.53%
+ 80%	11.00%		80.53%
+ 70%	11.00%		70.53%
+ 60%	11.00%		60.53%
+ 50%	11.00%		50.53%
+ 40%	11.00%		40.53%
+ 30%	11.00%		30.53%
+ 20%	11.00%		20.53%
+ 10%	11.00%		10.53%
+ 5%	11.00%		5.53%

0%	11.00%		0.53%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.00%	6.00%	-4.47%
- 10%	11.00%	1.00%	-9.47%
- 20%	11.00%	-9.00%	-19.47%
- 30%	11.00%	-19.00%	-29.47%
- 40%	N/A	-29.00%	-39.47%
- 50%	N/A	-39.00%	-49.47%
- 60%	N/A	-49.00%	-59.47%
- 70%	N/A	-59.00%	-69.47%
- 80%	N/A	-69.00%	-79.47%
- 90%	N/A	-79.00%	-89.47%
- 100%	N/A	-89.00%	-99.47%

T. Rowe Price Group

According to publicly available information, T. Rowe Price Group (the “Company”) is a financial services holding company that derives its consolidated revenues and net income primarily from investment advisory services that its subsidiaries provide to individual and institutional investors in the sponsored T. Rowe Price mutual funds and other investment portfolios. Our investment advisory revenues depend largely on the total value and composition of assets under our management. Accordingly, fluctuations in financial markets and in the composition of assets under management impact our revenues and results of operations.

As of December 31, 2008, the Company’s total assets under management is $276.3 billion.

The linked share’s SEC file number is: 033-07012-99.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$23.80	$19.68	$23.71
March 31, 2004	$28.47	$23.67	$26.92
June 30, 2004	$27.46	$23.07	$25.20
September 30, 2004	$26.22	$21.92	$25.47
December 31, 2004	$31.70	$24.42	$31.10
March 31, 2005	$31.75	$28.78	$29.69
June 30, 2005	$31.75	$27.10	$31.30
September 30, 2005	$34.02	$30.76	$32.65
December 30, 2005	$37.70	$30.11	$36.02
March 31, 2006	$39.91	$35.56	$39.11
June 30, 2006	$43.62	$35.45	$37.81
September 29, 2006	$48.08	$34.87	$47.85
December 29, 2006	$48.50	$42.53	$43.77
March 30, 2007	$50.30	$44.59	$47.19
June 29, 2007	$55.21	$46.82	$51.89
September 28, 2007	$57.44	$45.27	$55.69
December 31, 2007	$65.45	$53.46	$60.88
March 31, 2008	$60.40	$43.00	$50.00
June 30, 2008	$63.69	$49.96	$56.47
September 30, 2008	$70.20	$46.22	$53.71
December 31, 2008	$58.00	$24.27	$35.44
March 31, 2009	$37.77	$20.09	$28.86
June 30, 2009	$44.90	$27.47	$41.67
September 30, 2009	$49.15	$36.67	$45.70
December 28, 2009*	$55.48	$43.05	$53.62

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 28, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TROW

Initial price: $53.62

Protection level: 75.00%

Protection price: $40.22

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.649758

Coupon: 10.00% per annum

Maturity: December 30, 2010

Dividend yield: 1.86% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		101.86%
+ 90%	10.00%		91.86%
+ 80%	10.00%		81.86%
+ 70%	10.00%		71.86%
+ 60%	10.00%		61.86%
+ 50%	10.00%		51.86%
+ 40%	10.00%		41.86%
+ 30%	10.00%		31.86%
+ 20%	10.00%		21.86%
+ 10%	10.00%		11.86%
+ 5%	10.00%		6.86%

0%	10.00%		1.86%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-3.14%
- 10%	10.00%	0.00%	-8.14%
- 20%	10.00%	-10.00%	-18.14%
- 30%	N/A	-20.00%	-28.14%
- 40%	N/A	-30.00%	-38.14%
- 50%	N/A	-40.00%	-48.14%
- 60%	N/A	-50.00%	-58.14%
- 70%	N/A	-60.00%	-68.14%
- 80%	N/A	-70.00%	-78.14%
- 90%	N/A	-80.00%	-88.14%
- 100%	N/A	-90.00%	-98.14%

Tupperware Brands Corporation

According to publicly available information, Tupperware Brands Corporation (the “Company”) is a global direct seller of premium, innovative products across multiple brands and categories through an independent sales force of 2.3 million. As of December 27, 2003, the Company had approximately 1,800 distributors, 58,700 managers, and 1.2 million dealers worldwide.

The linked share’s SEC file number is 001-11657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$17.85	$13.40	$17.34
March 31, 2004	$19.60	$16.16	$17.81
June 30, 2004	$19.91	$17.05	$19.43
September 30, 2004	$19.74	$16.01	$16.98
December 31, 2004	$21.00	$16.36	$20.72
March 31, 2005	$21.42	$19.46	$20.36
June 30, 2005	$23.90	$19.51	$23.37
September 30, 2005	$24.68	$19.85	$22.78
December 30, 2005	$24.00	$20.58	$22.40
March 31, 2006	$23.60	$19.81	$20.59
June 30, 2006	$22.89	$19.01	$19.69
September 29, 2006	$20.04	$17.06	$19.46
December 29, 2006	$22.63	$19.30	$22.61
March 30, 2007	$25.19	$21.67	$24.93
June 29, 2007	$29.60	$24.52	$28.74
September 28, 2007	$33.35	$25.95	$31.49
December 31, 2007	$36.74	$31.04	$33.03
March 31, 2008	$39.46	$23.60	$38.68
June 30, 2008	$44.98	$32.90	$34.22
September 30, 2008	$41.33	$25.59	$27.63
December 31, 2008	$27.22	$14.63	$22.70
March 31, 2009	$24.72	$10.91	$16.99
June 30, 2009	$27.63	$16.46	$26.02
September 30, 2009	$40.94	$25.02	$39.92
December 28, 2009*	$50.20	$37.55	$47.27

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 28, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TUP

Initial price: $47.27

Protection level: 75.00%

Protection price: $35.45

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.155067

Coupon: 11.00% per annum

Maturity: December 30, 2010

Dividend yield: 1.93% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.00%		101.93%
+ 90%	11.00%		91.93%
+ 80%	11.00%		81.93%
+ 70%	11.00%		71.93%
+ 60%	11.00%		61.93%
+ 50%	11.00%		51.93%
+ 40%	11.00%		41.93%
+ 30%	11.00%		31.93%
+ 20%	11.00%		21.93%
+ 10%	11.00%		11.93%
+ 5%	11.00%		6.93%

0%	11.00%		1.93%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.00%	6.00%	-3.07%
- 10%	11.00%	1.00%	-8.07%
- 20%	11.00%	-9.00%	-18.07%
- 30%	N/A	-19.00%	-28.07%
- 40%	N/A	-29.00%	-38.07%
- 50%	N/A	-39.00%	-48.07%
- 60%	N/A	-49.00%	-58.07%
- 70%	N/A	-59.00%	-68.07%
- 80%	N/A	-69.00%	-78.07%
- 90%	N/A	-79.00%	-88.07%
- 100%	N/A	-89.00%	-98.07%

U.S. Bancorp

According to publicly available information, U.S. Bancorp (the “Company:”) is a multi-state financial services holding company headquartered in Minneapolis, Minnesota. The Company was incorporated in Delaware in 1929 and operates as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. The Company provides a full range of financial services, including lending and depository services, cash management, foreign exchange and trust and investment management services. It also engages in credit card services, merchant and ATM processing, mortgage banking, insurance, brokerage and leasing.

The Company’s banking subsidiaries are engaged in the general banking business, principally in domestic markets. The subsidiaries range in size from $39 million to $139 billion in deposits and provide a wide range of products and services to individuals, businesses, institutional organizations, governmental entities and other financial institutions.

On a full-time equivalent basis, as of December 31, 2007 the Company employed 52,277 people.

The linked share’s SEC file number is 1-6880.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$29.58	$23.70	$29.36
March 31, 2004	$29.70	$26.93	$27.65
June 30, 2004	$28.65	$24.90	$27.56
September 30, 2004	$30.00	$27.42	$28.90
December 31, 2004	$31.65	$27.52	$31.32
March 31, 2005	$31.35	$28.18	$28.82
June 30, 2005	$29.91	$26.80	$29.20
September 30, 2005	$30.91	$27.92	$28.08
December 30, 2005	$31.14	$27.32	$29.89
March 31, 2006	$31.31	$28.99	$30.50
June 30, 2006	$31.89	$30.17	$30.88
September 29, 2006	$33.42	$30.54	$33.22
December 29, 2006	$36.85	$32.97	$36.19
March 30, 2007	$36.84	$34.40	$34.97
June 29, 2007	$35.18	$32.74	$32.95
September 28, 2007	$34.17	$29.22	$32.53
December 31, 2007	$34.21	$30.21	$31.74
March 31, 2008	$35.01	$27.86	$32.36
June 30, 2008	$35.25	$27.78	$27.89
September 30, 2008	$40.00	$20.78	$36.02
December 31, 2008	$37.31	$20.22	$25.01
March 31, 2009	$25.43	$8.07	$14.61
June 30, 2009	$21.79	$13.92	$17.92
September 30, 2009	$23.49	$16.11	$21.86
December 28, 2009*	$25.58	$20.80	$22.47

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 28, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: USB

Initial price: $22.47

Protection level: 75.00%

Protection price: $16.85

Physical delivery amount: 44 ($1,000/Initial price)

Fractional shares: 0.503783

Coupon: 9.00% per annum

Maturity: December 30, 2010

Dividend yield: 2.56% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		102.56%
+ 90%	9.00%		92.56%
+ 80%	9.00%		82.56%
+ 70%	9.00%		72.56%
+ 60%	9.00%		62.56%
+ 50%	9.00%		52.56%
+ 40%	9.00%		42.56%
+ 30%	9.00%		32.56%
+ 20%	9.00%		22.56%
+ 10%	9.00%		12.56%
+ 5%	9.00%		7.56%

0%	9.00%		2.56%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-2.44%
- 10%	9.00%	-1.00%	-7.44%
- 20%	9.00%	-11.00%	-17.44%
- 30%	N/A	-21.00%	-27.44%
- 40%	N/A	-31.00%	-37.44%
- 50%	N/A	-41.00%	-47.44%
- 60%	N/A	-51.00%	-57.44%
- 70%	N/A	-61.00%	-67.44%
- 80%	N/A	-71.00%	-77.44%
- 90%	N/A	-81.00%	-87.44%
- 100%	N/A	-91.00%	-97.44%